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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                                ISECURETRAC CORP.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 87-0347787
      (State or other jurisdiction
    of incorporation or organization)       (I.R.S. Employer Identification No.)

          5022 SO. 114TH STREET
          OMAHA, NEBRASKA 68137                            68137
(Address of Principal Executive Offices)                 (Zip Code)


                        STOCK OPTIONS AWARDED PURSUANT TO
     EMPLOYMENT AGREEMENTS WITH CERTAIN NAMED EXECUTIVES OF THE CORPORATION
                            (Full title of the plan)


                                 ROGER J. KANNE
                                    CHAIRMAN
                                ISECURETRAC CORP.
                              5022 S. 114TH STREET
                              OMAHA, NEBRASKA 68137
                                 (402) 537-0022
            (Name, address, included zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                               JOHN M. HEIDA, ESQ.
                                ISECURETRAC CORP.
                              5022 S. 114TH STREET
                              OMAHA, NEBRASKA 68137
                                 (402) 537-0022
                             JHEIDA@ISECURETRAC.COM

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

                         CALCULATION OF REGISTRATION FEE


                                                                            PROPOSED MAXIMUM   PROPOSED MAXIMUM
                                                           AMOUNT TO BE      OFFERING PRICE       AGGREGATED         AMOUNT OF
          TITLE OF SECURITIES TO BE REGISTERED              REGISTERED        PER SHARE(1)    OFFERING PRICE(1)   REGISTRATION FEE

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
Shares of common stock, par value $.001 per share,
  reserved for Mssrs. Thomas E. Wharton, Jr.,  John M.
  Heida, Fred Hudson, Ed Sempek, David Sempek, David
  Vana and John Sciortino, in accordance with the terms
  of the Executive Employment Agreements of each or
  subsequent grant letter...........                        3,400,417            $0.35            $1,190,146            $151

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Total.................................................      3,400,417            $0.35            $1,190,146            $151


(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon the average of the bid and asked prices of the Registrant's common stock (the "Common Shares") as quoted on the OTC Bulletin Board on April 12, 2004 for shares reserved for future grant under the terms of each named executive's Executive Employment Agreement or grant letter, a copy of which is attached hereto as Exhibit 1.

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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3. INCORPORATION OF DOCUMENTS BY REFERENCE

      iSecureTrac Corp. (the "Registrant" or the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

      (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2003;

      (b) The Company's Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Stockholders held on May 30, 2003;

      (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the year covered by the document referred to in (a) above; and,

      (d) The description of the Company's outstanding Common Shares contained in the Company's Registration Statement on Form SB-2 (File No. 333-74262), declared effective by the SEC on April 11, 2002.

      (e) Employment Agreement between iST and John M. Heida, filed as an exhibit to iST's Registration Statement on Form S-8 on May 22, 2002.

      (f) Employment Agreement between iST and Edward J. Sempek, filed as an exhibit to iST's Registration Statement on Form S-8 on May 22, 2002.

      (g) Employment Agreement between iST and David G. Sempek, filed as an exhibit to iST's Registration Statement on Form S-8 on May 22, 2002.

      (h) Employment Agreement between iST and David G. Vana, filed as an exhibit to iST's Registration Statement on Form S-8 on May 22, 2002.


      All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES


      Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL


      Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED


      Not Applicable.

ITEM 8.  EXHIBITS


EXHIBIT
NUMBER
------

   5.1      Opinion of John M. Heida, Esq.
  10.1 Employment Agreement between iST and Edward J. Sempek, dated November 5, 2001*
  10.2      Employment Agreement between iST and David G. Sempek, dated
            November 5, 2001*
  10.3      Employment  Agreement  between iST and David G. Vana, dated
            November 5, 2001*
  10.4      Employment Agreement between iST and John M. Heida, dated
            January 1, 2002*
  10.5      Employment Agreement between iST and John A. Sciortino, dated
            August 28, 2003
  10.6 Employment Agreement between iST and Thomas E. Wharton, dated February 20, 2004
  10.7 Letter granting 100,000 options each to Mssrs. Edward J. Sempek, David G. Sempek, David G. Vana, and John M. Heida, issued by iST's President and approved by iST's Compensation Committee, on February 6, 2003
  10.8 Amendment to Employment Agreement between iST and John M. Heida, dated April 1, 2004
  10.9      Employment Letter issued to Fred Hudson, dated March 16, 2003
  10.10     Termination Letter issued to Fred Hudson, dated February 17, 2004
  10.11 Termination letter agreement between iST and John A. Sciortino, dated March 19, 2004
  23.1      Consent of McGladrey & Pullen, LLP, Independent Auditors.
  23.2 Consent of John M. Heida, Esq.. is contained in Exhibit 5.1 to this Registration Statement.
  24.1 Power of Attorney is contained on the signature pages of this Registration Statement.

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*     Incorporated by reference from iST's  Registration  Statement on Form S-8, filed May 22, 2002.

ITEM 9.  UNDERTAKINGS


      A. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus  required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, That paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 9th day of April, 2004.

                                ISECURETRAC CORP.


                                                      Thomas E. Wharton, Jr.
                                     By:                 President and CEO

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of iSecureTrac Corp., a Delaware corporation, do hereby constitute and appoint Thomas E. Wharton and John M. Heida, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             SIGNATURE               TITLE                         DATE
             ---------               -----                         ----


           Roger J. Kanne            Chairman                  April 9, 2004


       Thomas E. Wharton, Jr.        President and CEO         April 9, 2004


         Robert E. Badding           Director                  April 9, 2004


          Martin J. Halbur           Director                  April 9, 2004


        Ronald W. Muhlbauer          Director                  April 9, 2004


             Ravi Nath               Director                  April 9, 2004

                                  EXHIBIT INDEX



EXHIBIT
NUMBER
------

   5.1      Opinion of John M. Heida, Esq.
  10.1 Employment Agreement between iST and Edward J. Sempek, dated November 5, 2001*
  10.2      Employment Agreement between iST and David G. Sempek, dated
            November 5, 2001*
  10.3      Employment  Agreement  between iST and David G. Vana, dated
            November 5, 2001*
  10.4      Employment Agreement between iST and John M. Heida, dated
            January 1, 2002*
  10.5      Employment Agreement between iST and John A. Sciortino, dated
            August 28, 2003
  10.6 Employment Agreement between iST and Thomas E. Wharton, dated February 20, 2004
  10.7 Letter granting 100,000 options each to Mssrs. Edward J. Sempek, David G. Sempek, David G. Vana, and John M. Heida, issued by iST's President and approved by iST's Compensation Committee, on February 6, 2003
  10.8 Amendment to Employment Agreement between iST and John M. Heida, dated April 1, 2004
  10.9      Employment Letter issued to Fred Hudson, dated March 16, 2003
  10.10     Termination Letter issued to Fred Hudson, dated February 17, 2004
  10.11 Termination letter agreement between iST and John A. Sciortino, dated March 19, 2004
  23.1      Consent of McGladrey & Pullen, LLP, Independent Auditors.
  23.2 Consent of John M. Heida, Esq.. is contained in Exhibit 5.1 to this Registration Statement.
  24.1 Power of Attorney is contained on the signature pages of this Registration Statement.

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*     Incorporated by reference from iST's  Registration  Statement on Form S-8, filed May 22, 2002.